EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sykes Enterprises, Incorporated's 1997 Management Stock Incentive Plan of Sykes Enterprises, Incorporated (Sykes) of our report dated March 5, 1999, with respect to the consolidated financial statements of Sykes incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                 Ernst & Young LLP


Tampa, Florida
April 15, 1999